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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


       Date of Earliest Event Reported: September 18, 1996


                   NEW ENGLAND ELECTRIC SYSTEM

        (exact name of registrant as specified in charter)



Massachusetts             1-3446             04-1663060
(state or other          (Commission        (I.R.S. Employer
jurisdiction of           File No.)         Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 389-2000

      (Registrant's telephone number, including area code)
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Item 5.  Other Events
_____________________

     New England Electric System (NEES) and Eastern Enterprises (Eastern) announced the formation of a joint venture on September 18, 1996. The joint venture will engage in energy marketing services under the name, AllEnergy Marketing Company, L.L.C. (AllEnergy). AllEnergy will market energy commodities, including electricity, natural gas, oil and other energy sources as well as options, futures and related contracts and products and services related to energy, primarily in the New England and New York markets. Initially, NEES Energy, Inc., a subsidiary of NEES and AllEnergy Marketing Company, Inc., a subsidiary of Eastern, will each have a 50% interest in AllEnergy. NEES would initially fund NEES Energy Inc.'s investment in AllEnergy in an amount up to $50 million over five years, subject to obtaining Securities and Exchange Commission approval.

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                              NEW ENGLAND ELECTRIC SYSTEM

                                   s/Alfred D. Houston

                              By
                                  Alfred D. Houston
                                  Executive Vice President and
                                  Chief Financial Officer


Date: September 19, 1996










The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.